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                                 EXHIBIT 10.22

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                                FIRST AMENDMENT
                                       TO
                    AMERICA WEST 1994 INCENTIVE EQUITY PLAN

        WHEREAS, effective as of December 1, 1994, America West Airlines, Inc. ("AWA") established the America West Airlines, Inc. 1994 Incentive Equity Plan (the "Original Plan");

        WHEREAS, effective as of December 31, 1996, AWA became a wholly-owned subsidiary of America West Holdings Corporation ("Holdings") and, in connection therewith, the Original Plan was amended and restated in its entirety to evidence AWA's assignment of the Original Plan to Holdings and Holdings' assumption of the obligations of AWA under the Original Plan and to provide for the substitution of Holdings for AWA as the "Company" under the Original Plan (the Original Plan, as so amended and restated, being hereinafter referred to as the "Plan");

        WHEREAS, the Board of Directors of Holdings is authorized by Paragraph 18(a) of the Plan to amend the Plan from time to time; and

        WHEREAS, the Board of Directors of Holdings deems it advisable to amend the Plan in certain respects and, to that end, such Board has duly adopted this First Amendment;

        NOW, THEREFORE, the Plan is hereby amended as set forth below, effective as of January 1, 1997.

        SECTION 1. Amendment of paragraph 2(j). Paragraph 2(j) of the Plan is amended to read in its entirety as follows:

                (j) "Date of Grant" means (i) with respect to an Award other than a Director Option or an automatic grant of Common Stock pursuant to Paragraph 11(d), the date specified by the Committee on which such Award will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto), (ii) with respect to a Director Option, the automatic grant date as provided in Paragraph 11(a) or 11(b) and (iii) with respect to a grant of Common Stock to a Nonemployee Director pursuant to Paragraph 11(d), the automatic grant date as provided in Paragraph 11 (d).

        SECTION 2. Amendment of Paragraph 2(s). Paragraph 2(s) of the Plan is amended to read in its entirety as follows:

                (s) "Participant" means an employee of the Company or any of its Subsidiaries who is selected by the Committee to receive an Award under any of

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                Paragraphs 4 through 10 and shall also include a Nonemployee
                Director who has received an automatic grant of Director Options pursuant to Paragraph 11(a) or 11(b) or an automatic grant of Common Stock pursuant to Paragraph 11(d).

                SECTION 3. Amendment of Paragraph 11. Paragraph 11 of the Plan is amended to read in its entirety as follows:

                11. Director Options, etc. (a) Each Nonemployee Director who serves in such capacity on December 31, 1994 shall automatically receive, on such date, a Director Option for 3,000 shares of Common Stock. Each Nonemployee Director who is elected or appointed to the Board for the first time after the effective date of this Plan shall automatically receive, on the date of his or her election or appointment, a Director Option for 3,000 shares of Common Stock.

                (b) On the date following the regular meeting of the stockholders of the Company in each year that this Plan is in effect (commencing with the 1995 annual meeting of stockholders), each Nonemployee Director who is in office on that day and who was not elected for the first time at such annual meeting shall automatically receive a Director Option of 3,000 shares of Common Stock.

                (c) Each Director Option will be subject to all of the limitations contained in the following provisions:

                        (i) Each Director Option shall become exercisable (vested) on the first day that is more than six months following its Date of Grant; provided that in no event shall any Director Option be exercisable prior to the approval of this Plan by the Company's stockholders.

                        (ii) The Option Price of each Director Option shall be the Market Value per Share on its Date of Grant.

                        (iii) Each Director Option that is vested may be exercised in full at one time or in part from time to time by giving written notice to the Company, stating the number of shares of Common Stock with respect to which the Director Option is being exercised, accompanied by payment in full of the Option Price for such shares, which payment may be (i) in cash by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock already-owned by the optionee having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price, (iii) from the proceeds of a sale through a broker of some or all of the shares to which such exercise relates or (iv) by a combination of such methods of payment.

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                        (iv)    Each Director Option shall expire ten years from
                the Date of Grant thereof, but shall be subject to earlier termination as follows: Director Options, to the extent exercisable as of the date a Nonemployee Director ceases to be a director of the Company, must be exercised within three months of such date unless such termination from the Board results from the Nonemployee Director's death, disability or retirement, in which case the Director Options may be exercised within three years from the date of termination; provided, however, that no such event shall extend the normal expiration date of such Director Options.

                        (v) In the event that the number of shares of Common Stock available for grants under this Plan is insufficient at any time to make all automatic grants of Director Options provided for at such time in Paragraphs 11(a) and 11(b) and all automatic grants of Common Stock provided for at such time in Paragraph 11(d), then Paragraph 11(d) shall take precedence over paragraphs 11(a) and 11(b) so that all automatic grants of Common Stock then required to be made under Paragraph 11(d) shall be made in full before any automatic grants of Director Options are made at such time under Paragraphs 11(a) and 11(b). In the event that the number of shares of Common Stock available for grants under this Plan is insufficient at any time to make all automatic grants of Director Options provided for in Paragraphs 11(a) and 11(b) at such time, then all Nonemployee Directors who are entitled to an automatic grant of Director Options at such time shall share ratably in the number of shares then available for grant under this Plan and shall have no right to receive a grant with respect to the deficiencies in the number of available shares.

                (d) On December 31 in each year that this Plan is in effect (commencing on December 31, 1997), each Nonemployee Director who is in office on that day shall automatically receive, without additional consideration, a grant for that number of shares of Common Stock (rounded to the nearest whole number) determined by dividing 13,000 by the Market Value per Share on the December 31 immediately preceding the Date of Grant; provided, however, that the annual grant to any Nonemployee Director who has not been in office at all times during the 12-month period immediately prior to the Date of Grant shall be prorated based on the number of whole months that such Nonemployee Director has been in office during such 12-month period. Each such grant of Common Stock shall be subject to the following terms and conditions:

                        (i) Each grant will constitute an immediate and nonforfeitable transfer of the ownership of shares covered thereby to the Nonemployee Director in consideration for services rendered by such Nonemployee Director, entitling such Nonemployee Director to voting and other ownership rights.

                        (ii) In the event that the number of shares of Common Stock available for grants under this Plan is insufficient at any time to make all automatic grants of Common Stock provided for at such time in this Paragraph 11(d) and all automatic

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                grants of Director Options provided for at such time in
                Paragraphs 11(a) and 11(b), then this Paragraph 11(d) shall take precedence over Paragraphs 11(a) and 11(b) so that all automatic grants of Common Stock then required to be made under this Paragraph 11(d) shall be made in full before any automatic grants of Director Options are made at such time under Paragraphs 11(a) and 11(b). In the event that the number of shares of Common Stock available for grants under this Plan is insufficient at any time to make all automatic grants of Common Stock provided for in this Paragraph 11(d) at such time, then all Nonemployee Directors who are entitled to an automatic grant of Common Stock under this Paragraph 11(d) at such time shall share ratably in the number of shares then available for grant under this Plan and shall have no right to receive a grant with respect to the deficiencies in the number of available shares.

                SECTION 4. Amendment of Paragraph 12. Paragraph 12 of the Plan is amended to read in its entirety as follows:

                12.     Transferability. (a) Except as provided in subparagraph
        (b) below, no Award that has not become payable or earned will be transferable by a Participant other than by will or the laws of descent and distribution and Director Options, Option Rights or Appreciation Rights will be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

                (b) The Committee may, in its discretion, adopt rules or guidelines under which any Award previously granted or to be granted to a Participant (other than an incentive stock option) may be transferred (in whole or in part) by the Participant to (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of the Immediate Family Members and, if applicable, the Participant, (iii) a partnership in which such Immediate Family Members and, if applicable, the Participant are the only partners or (iv) section 501(c)(3) organizations. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable to the Award immediately prior to transfer; provided, however, that no transferred Award shall be exercisable or payable, as the case may be, unless arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations the Company may have with respect to the Award.

                SECTION 5. Amendment of Paragraph 17(a). Paragraph 17(a) of the Plan is amended by replacing the phrase "disinterested person", appearing in the first sentence thereof, with the phrase "non-employee director".

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